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                                  EXHIBIT 99.2

FOR IMMEDIATE RELEASE                               CONTACT:  LEWIS FRAZER III
                                                    CHIEF FINANCIAL OFFICER
                                                    (423) 922-1123


                  REGAL CINEMAS COMPLETES PREVIOUSLY ANNOUNCED
                           ACQUISITION OF 61 SCREENS
                      AT 7 THEATRES IN SOUTHERN CALIFORNIA


Knoxville, Tennessee (May 31, 1996) - Regal Cinemas, Inc. (Nasdaq/NM: REGL) today announced the completion of its previously announced acquisition of 61 screens at seven theatres in southern California from an individual, George Krikorian, and corporations controlled by him. The purchase price for these assets consisted of approximately $12.9 million in cash and 428,038 shares of Regal common stock. The acquisition of these assets provides Regal with its first theatres on the West Coast.

        Founded in November 1989, Regal Cinemas, Inc. is one of the country's fastest growing theatre chains. The Company primarily shows first run movies and currently has 146 multi-screen theatres in operation with an aggregate of 1,149 screens.


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